EXHIBIT 99.1

Edgewater Releases Preliminary Q2 2008 Results

               Double-Digit Growth in Service Revenue &
             Generates $3.6 million in Operating Cash Flow

WAKEFIELD, Mass., July 30, 2008 (PRIME NEWSWIRE) -- A technology management consulting firm specializing in providing premium IT services, Edgewater Technology, Inc. (Nasdaq:EDGW), (www.edgewater.com, "Edgewater Technology" or the "Company"), today announced financial results for its second quarter ended June 30, 2008, which results are preliminary and subject to the completion of an impairment review of the carrying values of our goodwill and intangible assets as further described below.

Second Quarter Results

Preliminary financial results and utilization for the quarter ended June 30, 2008:

 * Total revenue increased 5.6% to $19.6 million compared to $18.6 million during the second quarter of 2007;
 * Service revenue, which excludes software sales and reimbursed expenses, increased 10.8% to $18.1 million compared to $16.4 million during the second quarter of 2007;
 * Gross profit was $7.6 million, or 39.0% of total revenue, compared to $7.6 million, or 40.7% of total revenue, during the second quarter of 2007;
 * Gross profit margin related to service revenue was 41.9% compared to 44.9% during the second quarter of 2007;
 * Utilization decreased to 76.6% compared to 82.8% during the second quarter of 2007; and
 * Cash flow provided by operating activities amounted to $3.6 million compared to cash flow provided by operating activities of $2.8 million during the second quarter of 2007.

The following amounts are presented, without giving effect to, but will be impacted by, the impairment charge we subsequently determine as a part of our review process:

 * Net income decreased 78.5% to $0.2 million, or $0.02 per diluted share, compared to net income of $1.0 million, or $0.08 per diluted share, during the second quarter of 2007;
 * Cash Net Income decreased 38.3% to $0.9 million, or $0.07 per diluted share compared to $1.5 million, or $0.11 per diluted share, during the second quarter of 2007; and
 * EBITDA decreased 30.7% to $1.3 million, or $0.10 per diluted share compared to $1.9 million, or $0.15 per diluted share, during the second quarter of 2007.

First Six Months of 2008

Preliminary financial results and utilization for the six months ended June 30, 2008:

 * Total revenue increased 12.1% to $39.1 million compared to $34.9 million during the first six months of 2007;
 * Service revenue, which excludes software sales and reimbursed expenses, increased 14.3% to $36.1 million compared to $31.6 million during the first six months of 2007;
 * Gross profit increased 5.0% to $15.1 million, or 38.5% of total revenues, compared to $14.3 million, or 41.1% of total revenues during the first six months of 2007;
 * Gross profit margin related to service revenue was 41.3% compared to 44.5% during the first six months of 2007;
 * Utilization decreased to 76.9% compared to 82.2% during the first six months of 2007; and
 * Cash flow used in operating activities was $(0.1) million, compared to cash flow provided by operating activities of $1.6 million during the first six months of 2007.

The following amounts are presented, without giving effect to, but will be impacted by, the impairment charge we subsequently determine as a part of our review process:

 * Net income decreased 77.3% to $0.4 million, or $0.03 per diluted share, compared to net income of $1.9 million, or $0.15 per diluted share during the first six months of 2007;
 * Cash Net Income decreased 30.2% to $1.8 million, or $0.14 per diluted share, compared to $2.6 million, or $0.20 per diluted share, during the first six months of 2007; and
 * EBITDA decreased 28.2% to $2.5 million, or $0.19 per diluted share, compared to $3.5 million, or $0.27 per diluted share, during the first six months of 2007.

Cash Net Income, Cash Earnings per Diluted Share, EBITDA and EBITDA per Diluted Share are Non-GAAP financial measures. A reconciliation of these measures to their most directly comparable GAAP measures is included in the financial data accompanying this press release.

We are issuing these preliminary results because we are in the process of performing an interim impairment test of our goodwill and intangible assets. Although we completed a similar review in December of 2007, without any impairment, the current review is being conducted as we determined that we had an interim triggering event in accordance with Statement of Financial Accounting Standards No. 142. Any impairment charges would be a non-cash charge against intangible assets and/or goodwill, which assets amounted to $53.3 million as of June 30, 2008, on a preliminary basis before giving effect to any such charge. We do not anticipate the need for any future cash expenditures associated with an impairment charge, if any. We will disclose the amount of any charge when we have completed the impairment testing process and file our Quarter Report on Form 10-Q with the Securities and Exchange Commission on or before August 11, 2008.

"Despite the general economic headwinds and volatility in the markets, Edgewater's core operations improved its cash flow, increased its cash position on the balance sheet, and began to gain traction in emerging technical consulting offerings such as data services, web analytics and internet commerce," commented Shirley Singleton, Edgewater's President and Chief Executive Officer.

"At the beginning of the year, we had predicted a shift in legacy technical assignments to a heavier mix of CPM engagements and new technical offerings, and that is indeed happening," continued Singleton. "While some of our technical consulting offerings were soft, we are beginning to see the sale of new offerings offset the pull back in long-time customer engagements as they themselves shift gears in this difficult environment."

"We finished the quarter just shy of the lower end of our target utilization range and invested heavily in retooling our technical workforce in order to redeploy them in the emerging technical areas. Sales showed significant improvement by quarter's end."

Singleton concluded, "The new technical offerings are gaining momentum, but to acknowledge this rapidly shifting business environment, the rate of the acceleration may not be enough to overcome the legacy softness as well as the traditional seasonality that we usually experience in Q3. For those reasons, we are guiding that service revenues will be flat to down in the third quarter as compared to the second quarter of 2008."

Preliminary Second Quarter Conference Call Details

Edgewater will host a conference call on Wednesday, July 30, 2008 at 10:00 a.m. (ET) to discuss second quarter 2008 financial results. To listen to the call, you can participate by webcast at www.edgewater.com - Investor Relations section or you can dial 888-680-0890 (pass code 47130154). Investors are advised to dial into the call at least ten minutes prior to the call to register. Participants may pre-register for the call at www.theconferencingservice.com/prereg/key.process?key=PEHQFMJ9B. Pre-registrants will be issued a pin number to use when dialing into the live call which will provide quick access to the conference by bypassing the operator upon connection.

A replay of the call can be accessed via Edgewater's website at www.edgewater.com - Investor Relations section or by dialing 888-286-8010 (pass code 18850821) from 12:00 p.m. (ET) Wednesday, July 30 through 11:59 p.m. (ET) Wednesday, August 13.

About Edgewater Technology, Inc.

Edgewater Technology, Inc. (Nasdaq:EDGW) is an innovative technology management consulting firm providing a synergistic blend of premium information technology ("IT") services primarily in the North American market. We provide a unique blend of premium IT services by leveraging our proven industry expertise in strategy, technology and corporate performance management. Headquartered in Wakefield, MA, we go to market by vertical industry and provide our clients with a wide range of business and technology offerings. To learn more, visit www.edgewater.com or call 800-410-4014.

The Edgewater Technology logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=3783

Non-GAAP Financial Measures.

Edgewater views Cash Net Income, Cash Earnings per Diluted Share, EBITDA and EBITDA per Diluted Share as important indicators of performance, consistent with the manner in which management measures and forecasts the Company's performance. We believe EBITDA-based measures are an important performance metric because it facilitates the analysis of our results, exclusive of certain non-cash items, including items which do not directly correlate to our existing business, providing premium IT services. For instance, the exit of our former significant unrelated operations in 2000 and 2001 created significant net operating loss carry-forwards and deferred tax assets, and the tax provisions that we take under GAAP, for which there is no corresponding federal tax payment obligation for us, and the adjustments that we make to our deferred tax asset, based on the prospects and anticipated future profitability of our ongoing operations, can be significant and can obscure, either significantly or in part, period-to-period changes in our core operating results. We believe that EBITDA-based metrics provide qualitative insight into our current performance; we use these measures to evaluate our results, the performance of our management team and our management's entitlement to incentive compensation; and we believe that making this information available to investors enables them to view our performance the way that we view our performance and thereby gain a meaningful understanding of our core operating results, in general and from period to period.

We believe the presentations of Cash Net Income and Cash Earnings per Diluted Share serve a similar purpose. Edgewater's management believes that cash performance is a significant driver of long-term share value and is used by investors to gauge our performance versus performance that is reported with this measure by certain of our peer companies. This measure in particular assists readers in further understanding our results of operations and trends from period-to-period by removing certain non-cash items that do not impact the cash flow performance of our premium IT services business.

As noted in the footnotes below, the foregoing measures have limitations and do not serve as a substitute and should not be construed as a substitute for GAAP performance, but provide supplemental information concerning our performance that our investors and we find useful.

The following amounts are presented, without giving effect to, but will be impacted by, the impairment charge we subsequently determine as a part of our review process:

                     EDGEWATER TECHNOLOGY, INC.
        Reconciliation of Preliminary Non-GAAP Financial Measures
               (In thousands, except per share amounts)
                            (Unaudited)

                             Three Months Ended    Six Months Ended
                             ------------------   ------------------
                             June 30,  June 30,   June 30,  June 30,
                               2008      2007       2008      2007
                             --------  --------   --------  --------

 Reconciliation of Preliminary GAAP Net Income to Cash Net Income
  and Cash Earnings Per Diluted Share (Non-GAAP):

 Preliminary Reported GAAP
  Net Income                 $    224  $  1,046   $    427  $  1,883
 Add: Amortization of
  Intangibles                     771       312      1,542       626
 Add: Stock-based
  Compensation                    439       373        913       630
 Less: Related Tax Effect        (537)     (277)    (1,056)     (521)
                             --------  --------   --------  --------
 Cash Net Income1            $    897  $  1,454   $  1,826  $  2,618
                             ========  ========   ========  ========
 Cash Earnings Per
  Diluted Share1             $   0.07  $   0.11   $   0.14  $   0.20
                             ========  ========   ========  ========

 Reconciliation of Preliminary GAAP Net Income, EBITDA and EBITDA
  Per Diluted Share (Non-GAAP):

 Preliminary Reported
  GAAP Net Income            $    224  $  1,046   $    427  $  1,883
 Add: Income Tax Provision        180       712        355     1,336
 Add: Deprecation and
  Amortization Expense          1,036       568      2,081     1,135
 Less: Interest Income and
  Other, Net                     (106)     (401)      (316)     (808)
                             --------  --------   --------  --------
 EBITDA2                     $  1,334  $  1,925   $  2,547  $  3,546
                             ========  ========   ========  ========
 EBITDA per Diluted Share2   $   0.10  $   0.15   $   0.19  $   0.27
                             ========  ========   ========  ========

 1 - Cash Earnings per Diluted Share is a Non-GAAP performance measure and is not intended to be a performance measure that should be regarded as an alternative to, or more meaningful than, GAAP Diluted Earnings per
 Share. Cash Earnings per Diluted Share measures presented may not be comparable to similarly titled measures presented by other companies.
 Cash Earnings per Diluted Share is defined as Net Income, plus
 Amortization of Intangibles and Stock-based Compensation, less related stock effect, divided by shares used in computing Diluted Net Income per share. These amounts will be impacted by any impairment charge that is determined based on our interim impairment review process.

 2 - EBITDA and EBITDA per Diluted Share are Non-GAAP performance measures and are not intended to be performance measures that should be regarded as an alternative to, or more meaningful than, either GAAP Operating
 Income, GAAP Net Income and Diluted Net Income per Share. EBITDA and
 EBITDA per Diluted Share measures presented may not be comparable to similarly titled measures presented by other companies. These amounts will be impacted by any impairment charge that is determined based on our interim impairment review process.

This Press Release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements made with respect to our preliminary results of operations, preliminary balance sheet data and potential impairment charges, 2008 business outlook, market trends and that service revenue will be flat to down in the third quarter.

The forward-looking statements in this press release and referred to elsewhere are related to future events or our strategies or future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "should," "believe," "anticipate," "future," "forward," "potential," "estimate," "encourage," "opportunity," "goal," "objective," "quality," "growth," "leader," "could," "expect," "intend," "plan," "planned" "expand," "focus," "build," "through," "strategy," "expiration," "provide," "offer," "maximize," "allow," "allowed," "represent," "commitment," "create," "implement," "result," "seeking," "increase," "add," "establish," "pursue," "feel," "work," "perform," "make," "continue," "can," "ongoing," "include" or the negative of such terms or comparable terminology. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on our current plans or assessments, which are believed to be reasonable as of the date of this Form 10-Q. Factors that may cause actual results, goals, targets or objectives to differ materially from those contemplated, projected, forecasted, estimated, anticipated, planned or budgeted in such forward-looking statements include, among others, the following possibilities: (1) the results of an ongoing impairment review of our goodwill and intangible assets; (2) inability to execute upon growth objectives, including new services and growth in entities acquired by our Company; (3) failure to obtain new customers or retain significant existing customers, including large legacy customer engagements and the failure to generate new service revenue faster than revenue associated with completed engagements and legacy customer arrangements; (4) the loss of one or more key executives and/or employees; (5) changes in industry trends, such as a decline in the demand for Business Intelligence ("BI") and Corporate Performance Management ("CPM") solutions, custom development and system integration services and/or delays in industry-wide information technology ("IT") spending, whether on a temporary or permanent basis and/or delays by customers in initiating new projects or existing project milestones; (6) adverse developments and volatility involving geopolitical or technology market conditions; (7) unanticipated events or the occurrence of fluctuations or variability in the matters identified under "Item 2 - Management's Discussion and Analysis of Financial Condition and Results of Operations - Business Overview" included in our Quarterly Report on Form 10-Q to be filed with the SEC on or before August 11, 2008; (8) failure of our sales pipeline to be converted to billable work and recorded as revenue; (9) failure of the middle market and the needs of middle-market enterprises for business services to develop as anticipated; (10) inability to recruit and retain professionals with the high level of information technology skills and experience needed to provide our services; (11) failure to expand outsourcing services to generate additional revenue; (12) any changes in ownership of the Company or otherwise that would result in a limitation of the net operating loss carryforward under applicable tax laws; and/or (13) the failure of the marketplace to embrace CPM or BI services. In evaluating these statements, you should specifically consider various factors described above as well as the risks outlined under Item I "Business - Factors Affecting Finances, Business Prospects and Stock Volatility" in our 2007 Annual Report on Form 10-K filed with the SEC on March 17, 2008. These factors may cause our actual results to differ materially from those contemplated, projected, anticipated, planned or budgeted in any such forward-looking statements.

Although we believe that the expectations in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, growth, earnings per share or achievements. However, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. We are under no duty to update any of the forward-looking statements after the date of this Press Release to conform such statements to actual results.

Use of Non-GAAP Financial Information:

The Company reports its preliminary financial results in accordance with generally accepted accounting principles ("GAAP"). Management believes, however, that certain non-GAAP financial measures used in managing the Company's business may provide users of this financial information with additional meaningful comparisons between current results and prior reported results. Certain of the information set forth herein and certain of the information presented by the Company from time to time may constitute non-GAAP financial measures within the meaning of Regulation G adopted by the Securities and Exchange Commission. We have presented herein a reconciliation of these measures to the most directly comparable GAAP financial measure. The presentation of this additional information is not meant to be considered in isolation or as a substitute for comparable amounts determined in accordance with generally accepted accounting principles in the United States. The preliminary Non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies. A reconciliation of EBITDA and EBITDA per Diluted Share to Net Income and a reconciliation of Net Income to Cash Net Income and Cash Earnings per Diluted Share are included in the unaudited consolidated statements of operations attached to this release.

CONTACT:  Edgewater Technology, Inc.
          Kevin Rhodes, Chief Financial Officer
          Investor Relations
          Timothy R. Oakes
          (781) 246-3343
          ir@edgewater.com